UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: August 20, 2015

American Metals Recovery and Recycling, Inc.

(Exact name of registrant as specified in its charter)

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code:

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01 Other Events.

On August  20th, 2015, American Metals Recovery and Recycling, Inc. (the “Company”) (AMRR)   executed a settlement agreement in resolution of the litigation with David Janes II,  in Case Number 15CK-CC00028, in the State of Missouri IN THE CIRCUIT COURT OF CLARK COUNTY.  The settlement was confirmed by the Court on September 25, 2015.

  Pursuant to the Memorandum of Settlement and Joint Motion for Dismissal of All Claims and Counterclaims and Termination of Receivership,  the Court thereby adjudged and vacated the Order of October 1, 2014 appointing a receiver for  Perfect Metals USA L.L.C. and Whispers L.L.C. and terminates the receivership as to those entities.  Plaintiff’s Petition, and all claims and causes of action set forth therein, were thereby dismissed with prejudice.  Counterclaimants’ First Amended Counterclaim, and all claims and causes of action set forth therein, were thereby dismissed with prejudice.

     In conjunction with the settlement, American Metals Recovery and Recycling, Inc. has divested its ownership in Perfect Metals USA L.L.C. and Whispers, L.L.C..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN METALS RECOVERY AND RECYCLING, INC.

Dated: November 11, 2015	By:	/s/Gordon Muir
Gordon Muir CEO